EXECUTION COPY

FIRST SUPPLEMENTAL INDENTURE
BETWEEN
SELECTIVE INSURANCE GROUP, INC.
AND
U.S. BANK
NATIONAL ASSOCIATION
Trustee

Dated as of September 25, 2006

7.5% JUNIOR SUBORDINATED NOTES DUE 2066

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		1
1.1	Definition of Terms	1

ARTICLE II TERMS AND CONDITIONS OF THE JUNIOR SUBORDINATED NOTES		3
2.1	Designation and Principal Amount	3
2.2	Stated Maturity	4
2.3	Form and Payment; Minimum Transfer Restriction	4
2.4	Exchange and Registration of Transfer of Junior Subordinated Notes; Restrictions on Transfers; Depositary	4
2.5	Interest	6
2.6	Events of Default	6
2.7	Optional Deferral of Interest	7
2.8	Other	8

ARTICLE III REDEMPTION OF THE JUNIOR SUBORDINATED NOTES		9
3.1	Tax Event Redemption	9
3.2	Optional Redemption by Company	9
3.3	Modifications with Respect to Notice of Redemption	9

ARTICLE IV COVENANTS		9
4.1	Limitation on Company Payments	9

ARTICLE V MISCELLANEOUS		11
5.1	Ratification of Indenture; First Supplemental Indenture Controls	11
5.2	Agreement by Holders to Certain Tax Treatment	11
5.3	Trustee Not Responsible for Recitals	11
5.4	Governing Law	11
5.5	Separability	11
5.6	Counterparts	11

EXHIBIT A		A-1

i

FIRST SUPPLEMENTAL INDENTURE
     THIS FIRST SUPPLEMENTAL INDENTURE, dated as of September 25, 2006 (the “First Supplemental Indenture”), is between SELECTIVE INSURANCE GROUP, INC., a New Jersey corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”) under the Junior Subordinated Debt Indenture, dated as of September 25, 2006, between the Company and the Trustee (the “Base Indenture” and, together with this First Supplemental Indenture, the “Indenture”).
     WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the issuance from time to time of the Company’s unsecured junior subordinated notes (the “Securities”) in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;
     WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a series of its Securities, to be known as its 7.5% Junior Subordinated Notes due 2066 (the “Junior Subordinated Notes”), the form and substance of such Junior Subordinated Notes and the terms, provisions and conditions thereof to be set forth as provided in the First Supplemental Indenture;
     WHEREAS, the Company desires that $100,000,000 aggregate principal amount of this series of Junior Subordinated Notes be originally issued on September 25, 2006 pursuant to the Indenture;
     WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms have been satisfied;
     WHEREAS, all requirements necessary to make the Junior Subordinated Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been satisfied; and
     WHEREAS, the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects;
     NOW, THEREFORE, in consideration of the purchase and acceptance of the Junior Subordinated Notes by the holders, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Junior Subordinated Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:
ARTICLE I
DEFINITIONS
     1.1 Definition of Terms. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms not otherwise defined herein which are defined in the Base Indenture have the same meanings when used in this First Supplemental Indenture;
     (b) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
     (c) all other terms used, but not defined, herein or given meanings pursuant to this clause (c) or clause (b) above which are defined in the Trust Indenture Act of 1939, as amended, whether directly or by reference therein, have the meanings assigned to them therein;
     (d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; provided, that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Company;
     (e) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture unless otherwise stated;
     (f) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and
     (g) headings are for convenience of reference only and do not affect interpretation.
     “Additional Interest”: See Section 2.5(a) hereof.
     “Coupon Rate”: See Section 2.5(a) hereof.
     “Interest Payment Date”: See Section 2.5(a) hereof.
     “Junior Subordinated Notes”: See the second recital to this First Supplemental Indenture.
     “Optional Deferral Period”: See Section 2.7(a) hereof.
     “Parity Debt Securities”: See Section 4.1(b) hereof .
     “Parity Guarantee”: See Section 4.1(c) hereof.
     “Record Date”: See Section 2.5(a) hereof.

     “Redemption Price” means 100% of principal amount of the Junior Subordinated Notes to be redeemed plus accrued and unpaid interest thereon, together with any Additional Interest, to but excluding the redemption date.
     “Securities”: See the first recital to this First Supplemental Indenture.
     “Stated Maturity”: See Section 2.2 hereof.
     “Tax Event” means the receipt by the Company of an opinion of independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, change or announced proposed change in the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, (b) any official administrative written decision, pronouncement, action, or judicial decision interpreting or applying such laws or regulations, or (c) a threatened challenge asserted in connection with an audit of the Company or any of its Subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Junior Subordinated Notes (whether or not issued through a trust or other similar structure), which amendment or change becomes effective or which proposed change, pronouncement, action or decision is announced or which challenge occurs on or after the date of original issuance of the Junior Subordinated Notes, there is more than an insubstantial risk that interest accruing or payable by the Company on the Junior Subordinated Notes is not or within 90 days of the date of such opinion, will not be deductible, in whole or in part, by the Company for United States federal income tax purposes.
ARTICLE II
TERMS AND CONDITIONS OF THE JUNIOR SUBORDINATED NOTES
     Pursuant to Section 3.01 of the Base Indenture, the Junior Subordinated Notes are hereby established with the following terms and other provisions:
     2.1 Designation and Principal Amount.
     (a) There is hereby authorized a series of Securities, designated the “7.5% Junior Subordinated Notes due 2066,” in the initial aggregate principal amount of $100,000,000.
     (b) The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture but without the consent of the Holders, create and issue pursuant to this Indenture an unlimited principal amount of additional Junior Subordinated Notes (in excess of any amounts theretofore issued) having the same terms and conditions to those of the other outstanding Junior Subordinated Notes, except that any such additional Junior Subordinated Notes may have a different issue date and issue price from other outstanding Junior Subordinated Notes. Such additional Junior Subordinated Notes shall constitute part of the same series of Junior Subordinated Notes hereunder.

     2.2 Stated Maturity. The “Stated Maturity” of the principal amount of the Junior Subordinated Notes shall be September 27, 2066.
     2.3 Form and Payment; Minimum Transfer Restriction.
     (a) The Junior Subordinated Notes shall be issued in fully registered form without coupons in minimum denominations of $25 and integral multiples of $25 in excess thereof. The Junior Subordinated Notes shall be initially issued in the form of one or more permanent Global Securities, in the form of Exhibit A hereto. Principal and interest on the Junior Subordinated Notes will be payable, the transfer of such Junior Subordinated Notes will be registrable and such Junior Subordinated Notes will be exchangeable for Junior Subordinated Notes bearing identical terms and provisions at the Corporate Trust Office of the Trustee; provided, however, that payment of interest, including any Additional Interest, may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Securities Register or by transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Paying Agent by the Record Date. The Securities Register for the Junior Subordinated Notes shall be kept at the Corporate Trust Office of the Trustee, and the Trustee is hereby appointed Securities Registrar and Paying Agent for the Junior Subordinated Notes.
     (b) The Junior Subordinated Notes may be transferred or exchanged only in minimum denominations of $25 and integral multiples of $25 in excess thereof, and any attempted transfer, sale or other disposition of Junior Subordinated Notes in a denomination of less than $25 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Junior Subordinated Notes for any purpose, including but not limited to the receipt of payments in respect of such Junior Subordinated Notes and such transferee shall be deemed to have no interest whatsoever in such Junior Subordinated Notes.
     2.4 Exchange and Registration of Transfer of Junior Subordinated Notes; Restrictions on Transfers; Depositary. The Junior Subordinated Notes shall be issued in accordance with the following procedures:
     (a) So long as Junior Subordinated Notes are eligible for book-entry settlement with the Depositary, or unless required by law, all Junior Subordinated Notes that are so eligible will be represented by one or more Global Securities registered in the name of the Depositary or the nominee of the Depositary. Except as provided in Section 2.4(c) below, beneficial owners of a Global Security representing the Junior Subordinated Notes shall not be entitled to have any certificate representing any Junior Subordinated Notes in definitive form registered in their names, will not receive or be entitled to receive physical delivery of any certificate representing any Junior Subordinated Notes in definitive form and will not be registered holders of such Global Security.
     (b) The transfer and exchange of beneficial interests in Global Securities shall be effected through the Depositary in accordance with the Indenture and the procedures and standing instructions of the Depositary and the Trustee shall make appropriate endorsements to reflect increases or decreases in principal amounts of such Global Securities.
     (c) Notwithstanding any other provisions of the Indenture (other than the provisions set forth in this Section 2.4(c)), a Global Security may not be exchanged in whole or in part for Junior Subordinated Notes registered, and no transfer of a Global Security may be registered, in the name of any person other than the Depositary or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act and no successor Depositary has been appointed by the Company within 90 days after its receipt of such notice or its becoming aware of such ineligibility, (ii) there shall have occurred and be continuing an Event of Default, or any event which after notice or lapse of time or both would be an Event of Default under the Indenture, with respect to Junior Subordinated Notes, or (iii) the Company, in its sole discretion and subject to the procedures of the Depositary, instructs the Trustee to exchange such Global Security for a Junior Subordinated Note that is not a Global Security (in which case such exchange (subject to such procedures) shall be effected by the Trustee).
     The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Securities representing the Junior Subordinated Notes. Initially, such Global Notes shall be registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.
     Certificates representing Junior Subordinated Notes in definitive form issued in exchange for all or a part of a Global Security pursuant to this Section 2.4 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such certificates in definitive form to the person in whose names such definitive certificates are so registered.
     So long as Junior Subordinated Notes are represented by one or more Global Securities, (i) the Securities Registrar for the Junior Subordinated Notes and the Trustee shall be entitled to deal with the clearing agency for all purposes of the Indenture relating to such Global Securities as the sole holder of the Junior Subordinated Notes evidenced by such Global Securities and shall have no obligations to the holders of beneficial interests in such Global Securities; and (ii) the rights of the holders of beneficial interests in such Global Securities shall be exercised only through the clearing agency and shall be limited to those established by law and agreements between such holders and the clearing agency and/or the participants in the clearing agency.
     At such time as all interests in a Global Security have been paid, redeemed, exchanged, repurchased or canceled, such Global Security shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions of the Depositary. At any time prior to such cancellation, if any interest in a Global Security is exchanged for definitive Junior Subordinated Notes, redeemed by the Company pursuant to Article III hereof or canceled, or transferred for part of a Global Security, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions of the Depositary be reduced or increased, as the case may be, and an endorsement shall be made on such Global Security by, or at the direction of, the Trustee to reflect such reduction or increase.
     2.5 Interest.
     (a) Each Junior Subordinated Note shall bear interest at the rate of 7.5% per annum (the “Coupon Rate”) and will bear interest on any overdue principal at the Coupon Rate and (to the extent that payment of such interest is enforceable under applicable law) on any accrued interest that is not paid on any Interest Payment Date, including any interest deferred during any Optional Deferral Period, at the Coupon Rate compounded quarterly (“Additional Interest”). Subject to the provisions of Section 2.7 hereto, any such interest on the Junior Subordinated Notes shall be payable quarterly in arrears on the 15th day of March, June, September and December of each year, commencing on December 15, 2006, and on September 27, 2066 (each, an “Interest Payment Date”) to the Person in whose name such Junior Subordinated Note is registered at the close of business on the Record Date next preceding such Interest Payment Date. The “Record Date” for payment of interest will be the Business Day next preceding the Interest Payment Date, unless such Junior Subordinated Note is registered to a holder other than the Depositary or a nominee of the Depositary, in which case the Record Date for payment of interest will be the fifteenth calendar day preceding the applicable Interest Payment Date, whether or not a Business Day.
     (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date, redemption date or the Stated Maturity of the Junior Subordinated Notes falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Interest Payment Date, redemption date or the Stated Maturity, as applicable.
     (c) Payments made by the Company on any Interest Payment Date with respect to interest on the Junior Subordinated Notes shall be allocated first to payments of deferred interest (including Additional Interest thereon) in chronological order based on the date each such interest payment was first deferred, and once all deferred interest (including Additional Interest thereon) has been paid, any remaining portion of such payment shall then be allocated to current interest due on such Interest Payment Date.
     2.6 Events of Default.
     (a) For purposes of Section 7.01(a) of the Base Indenture any deferral of interest with respect to the Junior Subordinated Notes during to an Optional Deferral Period in accordance with the terms of Section 2.7 hereof shall constitute a valid extension of an interest payment period by the Company and shall not constitute a default in the payment.

     (b) Solely with respect to the Junior Subordinated Notes, Section 7.02 of the Base Indenture is hereby amended to insert the following parenthetical immediately after the words “If an Event of Default” in the first line of the first paragraph thereof:
“(other than an Event of Default specified in Section 7.01(e) or (f))”.
     (c) Solely with respect to the Junior Subordinated Notes, Section 7.02 of the Base Indenture is hereby amended to insert the following sentence at the end of the first paragraph thereof:
“If an Event of Default specified in Section 7.01(e) or (f) occurs and is continuing, the principal amount and any accrued and unpaid interest, together with any Additional Interest, the principal amount of the Junior Subordinated Notes, together with all accrued and unpaid interest thereon, including any Additional Interest, on the Junior Subordinated Notes through the date of the occurrence of such Event of Default shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.”
     For the avoidance of doubt, and without prejudice to any other remedies that may be available to the Trustee or the holders of the Junior Subordinated Notes, no breach by the Company of any covenant or obligation under the Indenture or the terms of the Junior Subordinated Notes shall be an Event of Default except those that are specifically identified as an Event of Default under the Indenture.
     2.7 Optional Deferral of Interest.
     (a) Subject to Section 2.7(d) hereof, as long as no Event of Default has occurred and is continuing, the Company shall have the right at any time, and from time to time, to defer payments of interest on the Junior Subordinated Notes by extending the Interest Payment Period on the Junior Subordinated Notes for a period (an “Optional Deferral Period”) not exceeding ten years following the first Interest Payment Date in such period on which interest was deferred, during which Optional Deferral Period deferred interest on the Junior Subordinated Notes shall not be due and payable but will continue to accrue and compound quarterly to the extent permitted by applicable law, at the Coupon Rate.
     The first Interest Payment Date on which the Company defers the payment of any interest on the Junior Subordinated Notes will commence an Optional Deferral Period. This Optional Deferral Period will not be considered terminated until the first date thereafter when all accrued and unpaid interest, together with any Additional Interest, has been paid by the Company. An Optional Deferral Period may not, under any circumstances, extend beyond the tenth anniversary of its commencement or beyond the Stated Maturity of the Junior Subordinated Notes. When and if an Optional Deferral Period is terminated because the Company has paid in full all accrued and unpaid interest then owed by the Company, together with any Additional Interest thereupon, the Company may commence a new Optional Deferral Period and, subject to the requirements of this Section 2.7, there is no limit to the number of such new Optional Deferral Periods that the Company may commence.
     (b) During an Optional Deferral Period, the Company shall be subject to the limitations set forth in Section 4.1 of this First Supplemental Indenture.
     (c) The Company shall give notice of its election to defer payments of interest on the Junior Subordinated Notes for an Optional Deferral Period to the Trustee at least ten Business Days and not more than 60 Business Days prior to the first Interest Payment Date during such Optional Deferral Period. The Trustee shall, in the name and at the expense of the Company, cause notice of such election to be promptly provided to each Holder in accordance with Section 1.06 of the Base Indenture; provided, however, that as to any Global Security registered in the name of the Depositary or its nominee the Trustee may provide such notice to the Depositary by e-mail, fax or as otherwise agreed to by the Company and the Depositary.
     (d) Any unpaid interest on the Junior Subordinated Notes accrued during any Optional Deferral Period, including Additional Interest, shall in all events be due and payable upon the Stated Maturity. At the termination of any Optional Deferral Period, the Company shall pay all deferred interest then accrued and unpaid, together with Additional Interest, on the Interest Payment Date on which such Optional Deferral Period terminates. An Optional Deferral Period will be deemed to terminate upon any redemption or upon any acceleration of the Stated Maturity.
     In no event shall any Optional Deferral Period (i) exceed ten years, (ii) end on a date other than an Interest Payment Date or (iii) extend beyond the Stated Maturity. For purposes of calculating the foregoing limitation on Optional Deferral Periods, (x) only when all accrued and unpaid interest, together with any Additional Interest thereon, has been paid will any interest payment period during which interest has been deferred no longer be included; and (y) after the commencement of an Optional Deferral Period, the period from the first Interest Payment Date for which interest was deferred pursuant to this Section 2.7 and ending on the Interest Payment Date on which all interest that was deferred pursuant to this Section 2.7, including any Additional Interest, is paid in full, shall be included for purposes of calculating the length of an Optional Deferral Period.
     2.8 Other.
     (a) The provisions of Article Five of the Base Indenture shall not apply to the Junior Subordinated Notes.
     (b) The Junior Subordinated Notes shall not be convertible into any shares of capital stock of the Company or any other security.
     (c) The place at which notices and demands to or upon the Company in respect to the Junior Subordinated Notes and the Indenture may be served is at 40 Wantage Avenue, Branchville, New Jersey 07890, Attention: General Counsel, or at

any other address furnished prior to any such notice or demand in writing to the Trustee by the Company.
ARTICLE III
REDEMPTION OF THE JUNIOR SUBORDINATED NOTES
     3.1 Tax Event Redemption. If at any time before September 25, 2011, a Tax Event shall occur and be continuing, the Company may at its option redeem the Junior Subordinated Notes within 90 days after the occurrence of such Tax Event, in whole but not in part, at the Redemption Price. The Redemption Price shall be paid prior to 2:30 p.m., New York City time, on the date of such redemption, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 11:00 a.m., New York City time, on the date such Redemption Price is to be paid. The Company will notify the Trustee of the amount of the Redemption Price promptly after the calculation thereof, and the Trustee will not be responsible for such calculation. Unless the Company defaults in payment of the Redemption Price, on and after the redemption date interest shall cease to accrue on such Junior Subordinated Notes called for redemption.
     3.2 Optional Redemption by Company. At any time, and from time to time, on or after September 26, 2011 the Company may at its option redeem the Junior Subordinated Notes, in whole or in part, at the Redemption Price. The Redemption Price shall be paid prior to 2:30 p.m., New York City time, on the date of such redemption, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 11:00 a.m., New York City time, on the date such Redemption Price is to be paid. Unless the Company defaults in payment of the Redemption Price, on and after the redemption date interest shall cease to accrue on such Junior Subordinated Notes called for redemption.
     3.3 Modifications with Respect to Notice of Redemption. Solely with respect to the Junior Subordinated Notes, Article Four of the Base Indenture is hereby amended to:
     (a) replace the number “60” in the third line of Section 4.02 with “30”;
     (b) replace the number “30” in the first line of Section 4.04 with “25”; and
     (c) replace the number “35” in the fourth sentence of Section 4.04 with “30”.
ARTICLE IV
COVENANTS
     Article Twelve of the Base Indenture is hereby supplemented solely with respect to the Junior Subordinated Notes by the following additional covenant of the Company:
     4.1 Limitation on Company Payments. Unless the Company has paid all accrued and payable interest on the Junior Subordinated Notes, it shall not, and shall not permit any of its Subsidiaries to, do any of the following during any Optional Deferral Period:

     (a) declare or pay any dividends on, make distributions regarding, or redeem, purchase, acquire, or make a liquidation payment with respect to, any shares of the capital stock of the Company, other than:
     (i) purchases of capital stock of the Company in connection with any employee or agent benefit plans or the satisfaction of the Company’s obligations under any contract or security outstanding on such date requiring the Company to purchase its capital stock, or under any dividend reinvestment plan;
     (ii) in connection with the reclassification of any class or series of capital stock of the Company or the exchange or the conversion of one class or series of the capital stock of the Company for or into another class or series of the capital stock of the Company;
     (iii) the purchase of fractional interests in shares of the capital stock of the Company in connection with the conversion or exchange provisions of such capital stock or the security being converted or exchanged;
     (iv) dividends or distributions in the Company’s capital stock, or rights to acquire Common Stock, or repurchases or redemptions of Common Stock solely from the issuance or exchange of Common Stock;
     (v) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuances of capital stock under any such plan in the future, or redemptions or repurchases of any rights outstanding pursuant to a Company shareholder rights plan; or
     (vi) acquisitions of Common stock in connection with any acquisitions of businesses made by the Company (which acquisitions by the Company are made in connection with the satisfaction of indemnification obligations of the sellers of such businesses);
     (b) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior in interest to the Junior Subordinated Notes other than any payment, repurchase or redemption in respect of debt securities that rank equally with the Junior Subordinated Notes (the “Parity Debt Securities”) made ratably and in proportion to the respective amount of (1) accrued and unpaid amounts on such Parity Debt Securities, on the one hand, and (2) accrued and unpaid amounts on the Junior Subordinated Notes, on the other hand; and
     (c) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company, if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Notes, other than any payment in respect of guarantees that rank pari passu with the Junior Subordinated Notes (the “Parity Guarantees”) made ratably and in proportion to the respective amount of (1) accrued and unpaid amounts on such Parity Guarantees, on the one hand, and (2) accrued and unpaid amounts on the Junior Subordinated Notes, on the other hand.

ARTICLE V
MISCELLANEOUS
     5.1 Ratification of Indenture; First Supplemental Indenture Controls. The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this First Supplemental Indenture shall supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.
     5.2 Agreement by Holders to Certain Tax Treatment. Each Holder of the Junior Subordinated Notes shall, by accepting the Junior Subordinated Notes or a beneficial interest therein, be deemed to have agreed that the Holder intends that the Junior Subordinated Notes constitute debt and will treat the Junior Subordinated Notes as indebtedness for United States federal, state and local law purposes.
     5.3 Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.
     5.4 Governing Law. This First Supplemental Indenture and each Junior Subordinated Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.
     5.5 Separability. In case any one or more of the provisions contained in this First Supplemental Indenture or in the Junior Subordinated Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Junior Subordinated Notes, but this First Supplemental Indenture and the Junior Subordinated Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.
     5.6 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

SELECTIVE INSURANCE GROUP, INC.
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

EXHIBIT A
(FORM OF FACE OF SECURITY)
[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR JUNIOR SUBORDINATED NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]*
     [UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*
SELECTIVE INSURANCE GROUP, INC.
7.5% JUNIOR SUBORDINATED NOTES DUE 2066

CERTIFICATE NO.:	$
CUSIP NO:
     SELECTIVE INSURANCE GROUP, INC., a corporation duly organized and existing under the laws of New Jersey (herein referred to as the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee of The Depository Trust Company and registered assigns, the principal sum of                      U.S. Dollars ($                    ), as may be revised from time to time on Schedule 1 hereto, on September 27, 2066 (the “Stated Maturity”). Subject to Section 2.7 of the First Supplemental Indenture, this Security will accrue interest at the rate of 7.5% per annum (the “Coupon Rate”), in like coin or currency, payable quarterly in arrears on the 15th day of March, June, September and December, commencing December 15, 2006, and on September 27, 2066 (each, an “Interest Payment Date”). Additional Interest, to the extent permitted by applicable law, on any accrued interest that is not paid on any Interest Payment Date, including any interest deferred during an Optional Deferred Period (as defined on the reverse hereof), shall accrue at the Coupon Rate, compounded quarterly. Interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

*	Insert for Global Notes.

     IN WITNESS WHEREOF, SELECTIVE INSURANCE GROUP, INC. has caused this instrument to be duly executed.

SELECTIVE INSURANCE GROUP, INC.
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Authorized Officer

(FORM OF REVERSE OF SECURITY)
SELECTIVE INSURANCE GROUP, INC.
7.5% JUNIOR SUBORDINATED NOTES DUE 2066
     Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture unless otherwise indicated.
          1. Indenture
     This Security is one of a duly authorized series of the Securities of SELECTIVE INSURANCE GROUP, INC. (the “Junior Subordinated Notes”), all issued under and pursuant to a Junior Subordinated Debt Indenture dated as of September 25, 2006, duly executed and delivered by SELECTIVE INSURANCE GROUP, INC., a New Jersey corporation (the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), and U.S. Bank National Association, a national banking association, as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture thereto dated as of September 25, 2006, between the Company and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Junior Subordinated Notes.
          2. Optional Deferral of Interest
     Subject to Section 2.7(d) of the First Supplemental Indenture, as long as no Event of Default has occurred and is continuing, the Company shall have the right at any time, and from time to time, to defer payments of interest on the Junior Subordinated Notes by extending the Interest Payment Period on the Junior Subordinated Notes for a period (an “Optional Deferral Period”) not exceeding ten years following the first Interest Payment Date in such period on which interest was deferred, during which Optional Deferral Period deferred interest on the Junior Subordinated Notes shall not be due and payable but will continue to accrue and compound quarterly, to the extent permitted by applicable law, at the Coupon Rate.
     The first Interest Payment Date on which the Company defers the payment of any interest on the Junior Subordinated Notes will commence an Optional Deferral Period. This Optional Deferral Period will not be considered terminated until the first date thereafter when all accrued and unpaid interest, together with any Additional Interest, has been paid by the Company. An Optional Deferral Period may not, under any circumstances, extend beyond the tenth anniversary of its commencement or beyond the Stated Maturity of the Junior Subordinated Notes. When and if an Optional Deferral Period is terminated because the Company has paid in full all accrued and unpaid interest then owed by the Company, together with any Additional Interest thereupon, the Company may commence a new Optional Deferral Period and, subject to the requirements of Section 2.7 of the First Supplemental Indenture, there is no limit to the number of such new Optional Deferral Periods that the Company may commence.
     In no event shall any Optional Deferral Period (i) exceed ten years, (ii) end on a date other than an Interest Payment Date or (iii) extend beyond the Stated Maturity. For purposes of calculating the foregoing limitation on Optional Deferral Periods, (x) only when all accrued and unpaid interest, together with any Additional Interest thereon, has been paid will any interest payment period during which interest has been deferred no longer be included, and (y) after the commencement of an Optional Deferral Period, the period from the first Interest Payment Date for which interest was deferred pursuant to Section 2.7 of the First Supplemental Indenture and ending on the Interest Payment Date on which all interest that was deferred pursuant to Section 2.7 of the First Supplemental Indenture, including any Additional Interest, is paid in full, shall be included for purposes of calculating the length of an Optional Deferral Period.
          3. Method of Payment
     Interest on this Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name this Security is registered at the close of business on the Record Date next preceding such Interest Payment Date. The Record Date shall be the Business Day next preceding the Interest Payment Date, unless this Security is registered to a holder other than the Depositary or a nominee of the Depositary, in which case the Record Date will be the fifteenth calendar day preceding such Interest Payment Date whether or not a Business Day.
          4. Optional Right of Redemption
     The Company may, at its option, redeem the Junior Subordinated Notes of this series (i) at any time on or after September 26, 2011, in whole or in part, at the Redemption Price or (ii) before September 25, 2011, if a Tax Event shall occur and be continuing, within 90 days after the occurrence of such Tax Event, in whole but not in part, at the Redemption Price.
          5. No Sinking Fund
     The Junior Subordinated Notes will not be subject to a sinking fund provision.
          6. Subordination
     The payment of principal of and interest on this Security is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all amounts then due on all Senior Indebtedness of the Company, and this Security is issued subject to such subordination provisions contained in the Indenture. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.
          7. Defaults and Remedies
     The Indenture provides for Events of Default and remedies relating thereto with respect to the Junior Subordinated Notes as set forth in Article Seven of the Base Indenture as supplemented by Section 2.6 of the First Supplemental Indenture.

          8. Amendment; Supplement
     The Indenture provides for amendments, supplements and waivers with respect to the Indenture as set forth in Article Eleven of the Base Indenture.
          9. Restrictive Covenants
     The Indenture provides restrictive covenants with respect to the Junior Subordinated Notes as set forth in Article Twelve of the Base Indenture as supplemented by Article Four of the First Supplemental Indenture.
          10. Denomination; Transfer; Exchange
     The Junior Subordinated Notes are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security may be registered on the Securities Register of the Junior Subordinated Notes upon surrender of this Security for registration of transfer at the offices maintained by the Company or its agent for such purpose, duly endorsed by the Holder hereof or his attorney duly authorized in writing, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Security or Securities of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange herefor.
          11. Persons Deemed Owners
     The registered Holder of this Security shall be treated as its owner for all purposes.
          12. Tax Treatment
     The Company and, by acceptance of this Security or a beneficial interest in this Security, each Holder hereof and any person acquiring a beneficial interest herein, agree that for United States federal, state and local tax purposes it is intended that this Security constitute indebtedness.
          13. No Recourse Against Others
     No recourse shall be had for the payment of the principal of or interest on this Security, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.
          14. Authentication
     This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Indenture.
          15. Governing Law
     This Security shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by, and construed in accordance with, the laws of the State of New York.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE
the within Security and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Security on the books of the Company, with full power of substitution in the premises.
Dated:                      ___, _____
Signature*:

*NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

SCHEDULE 1
SCHEDULE OF PRINCIPAL AMOUNT REDUCTIONS
Principal amount of Junior Subordinated Notes outstanding as of September 25, 2006:
$ ___________
     Thereafter, the following decreases have been made:

Date of	Principal Amount		Notation Made by or on
Redemption or	Redeemed or	Principal Amount	Behalf of
Repurchase	Repurchased	Remaining	the Trustee